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                                                                     Exhibit 3.9


                                                            [VERMONT STATE LOGO]

                                STATE OF VERMONT

                          OFFICE OF SECRETARY OF STATE

I, DEBORAH L. MARKOWITZ, SECRETARY OF STATE OF THE STATE OF VERMONT, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE COPY OF THE LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION FOR:

                         FIBERMARK OFFICE PRODUCTS, LLC

                                  APRIL 9, 2001

                                  GIVEN UNDER MY HAND AND THE SEAL
                                  OF THE STATE OF VERMONT, AT
                                  MONTPELIER, THE STATE CAPITAL

                                  /S/ DEBORAH L. MARKOWITZ

                                  DEBORAH L. MARKOWITZ
                                  SECRETARY OF STATE

[VERMONT SECRETARY OF STATE SEAL]
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VERMONT SECRETARY OF STATE
Location: 81 River Street Mail: 109 State Street
Montpelier, VT 05609-1104 (802) 828-2386

               LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION

Name of LLC: FiberMark Office Products, LLC

Organized under the laws of the state of: Vermont

Address of principal office:

            FiberMark, Inc.
            161 Wellington Rd.
            Brattleboro, Vermont 05302

Name of process agent: FiberMark, Inc., a Delaware corporation, authorized to do business in Vermont

Agent's address: 161 Wellington Rd., Brattleboro, Vermont 05302

The fiscal year ends the month of December.

Is the company a TERM Limited Liability Company? No.

Is this a MANAGER-MANAGED company? No.

Indicate whether the members of the company are to be personally liable for its debts and obligations under 11 VSA,3043(b): No.

List name and address of each organizer:

            Paul S. Street
            101 South Capitol Blvd., 10th Fl.
            Post Office Box 829
            Boise, ID 8370 1-0829

                                             /s/ Paul S. Street
                                             -----------------------------------
                                             Paul S. Street, Organizer

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